UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

ISDA Master Agreement and Credit Agreement

As previously disclosed, on September 2, 2025, Pineapple Financial Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Private Placement”) subscription receipts (the “Subscription Receipts”) of the Company at an offering price of $3.80 per Subscription Receipt, with respect to certain purchasers, and $4.16 per Subscription Receipt, with respect to certain purchasers. Purchasers tendered, at the election of each Purchaser, U.S. dollars or INJ tokens to the Company as consideration for the Subscription Receipts (the aggregate amount paid in such INJ and United States Dollars, the “Subscription Amount”).

The Company raised proceeds of approximately $100 million in the Private Placement in order to adopt a digital asset treasury strategy under which the principal holding will be INJ, the native digital asset of the Injective blockchain (the “INJ Treasury Strategy”). The Private Placement closed on September 4, 2025. As previously disclosed, a portion of the cash proceeds from the Private Placement will be used in furtherance of the Company’s INJ Treasury Strategy. These proceeds will be released from escrow upon the satisfaction of certain escrow release conditions as set forth in the Private Placement transaction documents.

In connection with the Company’s planned INJ Treasury Strategy , on September 30, 2025, the Company entered into an International Swaps and Derivatives Association 2002 ISDA Master Agreement (the “ISDA Master Agreement”) with FalconX Bravo, Inc. (“FalconX”) facilitating the Company to enter into derivative and/or hedging transactions (the “Transaction”) to manage the risk associated with its INJ Treasury Strategy. The derivative and hedging transactions will be governed by the ISDA Master Agreement, including the related Schedule to the ISDA Master Agreement (“Schedule”).. The structure of the Transactions may include swaps, caps, floors, collars, locks, forwards and options.

Certain events of default will apply to the Transactions under the ISDA Master Agreement and Schedule, including, but not limited to, failure to pay or deliver, breach of the agreement, credit support default, cross-defaults and misrepresentation.

Also in connection with the ISDA Master Agreement, on September 30, 2025, the Company entered into a Credit Support Annex to the ISDA Master Agreement (the “Credit Support Annex”), which sets forth the terms and conditions upon which the Company will be required to deliver additional collateral to FalconX (and FalconX will be required to return collateral to the Company) depending upon the mark to market exposure under the ISDA Master Agreement and the value of the collateral.

The foregoing descriptions of the ISDA Master Agreement, Schedule, and Credit Support Annex are qualified in their entirety by reference to the complete text of those agreements, which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1	International Swaps and Derivatives Association 2002 ISDA Master Agreement, dated as of September 30, 2025, by and between FalconX Bravo, Inc. and Pineapple Financial Inc.
10.2	International Swaps and Derivatives Association Schedule to the 2002 ISDA Master Agreement, dated as of September 30, 2025, by and between FalconX Bravo, Inc. and Pineapple Financial Inc.
10.3	Credit Support Annex to the Schedule to the ISDA 2002 Master Agreement, dated as of September 30, 2025, by and between FalconX Bravo, Inc. and Pineapple Financial Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer